Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Renee Campbell
Email:	renee.campbell@valmont.com
Date:	February 21, 2024

Valmont Reports Fourth Quarter and Full Year 2023 Results

Provides 2024 Financial Outlook and New Long-Term Financial Targets

Omaha, NE - Valmont Industries, Inc. (NYSE: VMI), a global leader that provides vital infrastructure and advances agricultural productivity while driving innovation through technology, today reported financial results for the fourth quarter and fiscal year ended December 30, 2023.

President and Chief Executive Officer Avner M. Applbaum commented, “The Valmont team delivered fourth-quarter results in line with our expectations. Despite lower sales volumes, we expanded gross profit margins year-over-year through successful pricing strategies and improved operational efficiencies in our facilities. In Infrastructure, our solid results reflect continued strong utility market demand, and we achieved another quarter of adjusted operating margin improvement year-over-year despite lower Telecommunications volumes. In Agriculture, as expected, North America sales were lower as backlog levels were more normalized this year compared to fourth quarter 2022. International sales growth was driven by Middle East project shipments and sales from our recent acquisition of HR Products, offset by lower sales in Brazil due to slowing market demand amid lower grain prices. Reflecting on the full year, our global teams performed extremely well in 2023, despite industry-wide demand challenges in North America agriculture and telecommunications markets that pressured the top line. I’m very pleased with our progress in reducing inventory, which helped deliver strong operating cash flows.”

Applbaum added, “Turning to 2024, we remain focused on what we can control. We are sustaining higher gross profit margins through ongoing improvement in operational efficiencies and commitment to our pricing strategies. We are reducing SG&A expense through the realignment program we announced last quarter. We expect these efforts to help mitigate the bottom-line impact of softer demand in agriculture and telecommunications markets, and to position our business for incremental profit when those markets normalize. Turning to the segments, in Infrastructure, demand for our products remains strong and we are making strategic capacity investments to meet the needs of our customers and take advantage of the visible opportunities ahead of us. In Agriculture, we expect lower sales this year amid more challenging global market conditions due to lower grain prices and farm income projections. Across both segments, we will continue to deliver operational efficiencies and benefit from our realigned organization. Our market leadership, combined with a relentless focus on strong cash flow generation, return on invested capital and a disciplined capital allocation framework gives us confidence in our actions to enhance shareholder value for years to come.”

Fourth Quarter 2023 Highlights (all metrics compared to Fourth Quarter 2022 unless otherwise noted)

●	Net Sales decreased 10.3% to $1.0 billion. Accounting for the 2022 divestiture of the offshore wind energy structures business, reported in the “Other” segment, Net Sales decreased 7.5%[1]
●	Operating Income decreased 42.1% to $63.5 million or 6.3% of net sales (decreased 11.9% to $100.2 million or 9.9% adjusted1) compared to $109.7 million or 9.7% of net sales ($113.7 million or 10.4% adjusted1)
●	Diluted Earnings per Share (“EPS”) of $1.38 ($3.18 adjusted1) compared to $1.86 ($3.57 adjusted1)
●	Generated strong operating cash flows of $115.9 million; cash and cash equivalents at the end of the fourth quarter were $203.0 million

Full Year 2023 Highlights (all metrics compared to Full Year 2022 unless otherwise noted)

●	Net Sales decreased 3.9% to $4.2 billion. Accounting for the 2022 divestiture of the offshore wind energy structures business, reported in the “Other” segment, Net Sales decreased 1.7%[1]
●	Operating Income decreased 32.7% to $291.6 million or 7.0% of net sales (increased 5.2% to $473.2 million or 11.3% adjusted1) compared to $433.2 million or 10.0% of net sales ($449.7 million or 10.6% adjusted1)
●	Diluted EPS of $6.78 ($14.98 adjusted1) compared to $11.62 ($13.82 adjusted1)
●	Generated strong operating cash flows of $306.8 million and free cash flow of $210.0 million[1], driven by net earnings and working capital management
●	Deployed $524.2 million of capital, including $129.4 million for capital expenditures and acquisitions, and $394.8 million was returned to shareholders through dividends and share repurchases
o	Share repurchases include a $120.0 million Accelerated Share Repurchase program announced in the fourth quarter
●	Achieved Return on Invested Capital of 7.2% (14.0% adjusted1)

1Please see Reg G reconciliation to GAAP measures at end of document

Key Financial Metrics

Fourth Quarter 2023	GAAP			Adjusted[1]
(000s except per share amounts)	13 weeks	14 weeks		13 weeks	14 weeks
	12/30/2023	12/31/2022		12/30/2023	12/31/2022
	Q4 2023	Q4 2022	vs. Q4 2022	Q4 2023	Q4 2022	vs. Q4 2022
Net Sales	$1,015,526	$1,131,516	(10.3)%	$1,015,526	$1,098,244	(7.5)%
Gross Profit	282,941	298,959	(5.4)%	282,941	298,959	(5.4)%
Gross Profit as a % of Net Sales	27.9%	26.4%		27.9%	27.2%
Operating Income	63,548	109,716	(42.1)%	100,204	113,734	(11.9)%
Operating Income as a % of Net Sales	6.3%	9.7%		9.9%	10.4%
Net Earnings[1]	28,587	40,332	(29.1)%	66,034	77,256	(14.5)%
Diluted Earnings per Share	1.38	1.86	(25.8)%	3.18	3.57	(10.9)%
Average Shares Outstanding	20,764	21,656		20,764	21,656

Full Year 2023	GAAP			Adjusted[1]
(000s except per share amounts)	52 weeks	53 weeks		52 weeks	53 weeks
	12/30/2023	12/31/2022		12/30/2023	12/31/2022
	FY 2023	FY 2022	vs. FY 2022	FY 2023	FY 2022	vs. FY 2022
Net Sales	$4,174,598	$4,345,250	(3.9)%	$4,174,598	$4,245,031	(1.7)%
Gross Profit	1,236,034	1,126,224	9.8%	1,236,034	1,126,224	9.8%
Gross Profit as a % of Net Sales	29.6%	25.9%		29.6%	26.5%
Operating Income	291,557	433,249	(32.7)%	473,237	449,725	5.2%
Operating Income as a % of Net Sales	7.0%	10.0%		11.3%	10.6%
Net Earnings[1]	143,475	250,863	(42.8)%	316,926	298,139	6.3%
Diluted Earnings per Share	6.78	11.62	(41.7)%	14.98	13.82	8.4%
Average Shares Outstanding	21,159	21,580		21,159	21,580

Fourth Quarter 2023 Segment Review

Infrastructure (73.4% of Net Sales)

Products and solutions to serve the infrastructure markets of utility, solar, lighting, transportation, and telecommunications, along with coatings services to protect metal products

Sales of $748.3 million decreased 3.0% year-over-year. Higher volumes in the Transmission, Distribution and Substation (TD&S) and Solar product lines were driven by continued strong market demand led by ongoing investments in the global energy transition. These volume increases, and favorable pricing across the portfolio, were more than offset by lower Telecommunications and Coatings volumes.

Operating Income decreased to $82.6 million or 11.1% of net sales ($98.7 million or 13.2% adjusted1) compared to $99.6 million or 13.0% of net sales in 2022. Favorable pricing and deliberate actions to improve overall cost of goods sold were more than offset by lower volumes.

Agriculture (26.6% of Net Sales)

Center pivot components and linear irrigation equipment for agricultural markets, including parts and tubular products; advanced technology solutions for precision agriculture

Sales of $271.6 million decreased 18.9% year-over-year. In North America, irrigation equipment volumes were lower as the fourth quarter of 2022 benefited from the ongoing delivery of elevated backlog. Average irrigation selling prices were comparable to last year.

International sales growth was driven by higher project sales and sales from the HR Products acquisition, offset by lower sales in Brazil, due to lower grain prices and the return of backlog to a more normalized level as compared to fourth quarter 2022.

1Please see Reg G reconciliation to GAAP measures at end of document

Operating Income decreased to $13.9 million, or 5.2% of net sales ($27.8 million or 10.3% adjusted1) compared to $40.5 million or 12.2% of net sales ($44.5 million or 13.4% adjusted1) in 2022 driven by lower volumes and higher SG&A.

Other

Offshore wind energy structures business

As previously announced, the divestiture of the offshore wind energy structures business was completed in December 2022. In the fourth quarter of 2022, the subsequently divested business generated sales of $33.3 million and operating income was $1.4 million.

1Please see Reg G reconciliation to GAAP measures at end of document

Balance Sheet, Liquidity, and Capital Allocation

The Company generated full-year 2023 free cash flow1 of $210.0 million through earnings and effectively managing working capital. At the end of 2023, cash and cash equivalents were $203.0 million.

$178.6 million of Company stock was purchased in the fourth quarter, inclusive of the $120.0 million Accelerated Share Repurchase program executed during the quarter. $136.1 million remains on the authorized share repurchase program.

Organizational Realignment Program

As announced in October 2023, the Company initiated an organizational realignment program to better align the Company’s administrative support structure to its long-term growth strategy. The program affected both reportable segments and corporate, and was completed in 2023. Actions taken resulted in pre-tax cash expenses of $35.2 million in fiscal 2023, including $31.0 million in the fourth quarter, and are expected to be recovered through lower SG&A within 12 months.

Introducing 2024 Full Year Financial Outlook and Key Assumptions

The Company is introducing its 2024 full-year net sales and diluted earnings per share outlook and key assumptions for the year.

●Net Sales Change (vs. prior year) of (3.0%) to flat
o	Infrastructure sales growth expected to approach mid-single digits
o	Agriculture sales expected to decrease 15-20%
●Diluted Earnings per Share of $14.25 to $15.50
●Effective tax rate of approximately 26%
●Minimal expected foreign currency translation impact to net sales
●Capital expenditures expected to be in the range of $125 to $140 million to support strategic growth initiatives

Providing New Long-Term Financial Targets

The Company is taking the opportunity to provide new long-term financial targets beyond 2024.

Metric	Target
Organic Net Sales Growth	Above Mid-Single Digits
Operating Margin	Approaching Mid-Teens
Return on Invested Capital (ROIC)	High-Teens
Free Cash Flow Conversion	100% of Net Earnings

Applbaum continued, “I’m excited to share our long-term financial targets for Valmont beyond 2024. We are focusing on strategic initiatives that drive sustainable growth and profitability over the long term with an ongoing commitment to value creation. We are executing a focused and disciplined plan to leverage our diversified portfolio and deliver operating margin and ROIC improvements. As evidenced by these goals, we are demonstrating higher levels of through-cycle structural profitability while making our company more resilient. This drives our position as a market leader, enabling us to achieve greater performance and create sustainable value for our shareholders.”

1Please see Reg G reconciliation to GAAP measures at end of document

A live audio discussion with Avner M. Applbaum, President and Chief Executive Officer, and Timothy P. Francis, Interim Chief Financial Officer, will be accessible by telephone on Thursday, February 22, 2024 at 8:00 a.m. CT by dialing +1 877.407.6184 or +1 201.389.0877 (no Conference ID needed), or via webcast by pointing browsers to this link: Valmont Industries 4Q and Full Year 2023 Earnings Conference Call. A slide presentation will simultaneously be available for download on the Investors page of valmont.com. A replay of the event can be accessed three hours after the call at the above link or by telephone at +1 877.660.6853 or +1 201.612.7415. Please use access code 13742393. The replay will be available through 10:59 p.m. CT on February 29, 2024.

About Valmont Industries, Inc.

For over 75 years, Valmont® has been a global leader in creating vital infrastructure and advancing agricultural productivity. Today, we remain committed to doing more with less by innovating through technology. Learn more about how we’re Conserving Resources. Improving Life.® at valmont.com.

1Please see Reg G reconciliation to GAAP measures at end of document

Concerning Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that management has made in light of experience in the industries in which Valmont operates, as well as management’s perceptions of historical trends, current conditions, expected future developments and other factors believed to be appropriate under the circumstances. As you read and consider this release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond Valmont’s control) and assumptions. Although management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Valmont’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. These factors include among other things, the continuing and developing effects of the pandemic including the effects of the outbreak on the general economy and the specific economic effects on the Company’s business and that of its customers and suppliers, risk factors described from time to time in Valmont’s reports to the Securities and Exchange Commission, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw material, availability and market acceptance of new products, product pricing, domestic and international competitive environments, geopolitical risks, and actions and policy changes of domestic and foreign governments. The Company cautions that any forward-looking statement included in this press release is made as of the date of this press release and the Company does not undertake to update any forward-looking statement.

Website and Social Media Disclosure

The Company uses its website and social media channels identified on its website as channels of distribution of Company information. The information that the Company posts through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following the Company’s press releases, Securities and Exchange Commission filings, and public conference calls and webcasts. The contents of the Company’s website and social media channels are not part of this press release.

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VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Dollars in thousands, except per share amounts)

(Unaudited)

	13 and 14 Weeks Ended		52 and 53 Weeks Ended
	December,	December	December,	December
	30, 2023	31, 2022	30, 2023	31, 2022
Net sales	$1,015,526	$1,131,516	$4,174,598	$4,345,250
Cost of sales	732,585	832,557	2,938,564	3,219,026
Gross profit	282,941	298,959	1,236,034	1,126,224
Selling, general, and administrative expenses	188,363	189,243	768,423	692,975
Impairment of long-lived assets	—	—	140,844	—
Realignment charges	31,030	—	35,210	—
Operating income	63,548	109,716	291,557	433,249
Other income (expense)
Interest expense	(15,314)	(13,256)	(56,808)	(47,534)
Interest income	1,651	996	6,230	2,015
Gain (loss) on investments - unrealized	1,773	932	3,564	(3,374)
Loss from divestiture of offshore wind energy structures business	—	(33,273)	—	(33,273)
Other	(6,492)	4,268	(8,091)	12,805
Other income (expense), net	(18,382)	(40,333)	(55,105)	(69,361)
Earnings before income taxes and equity in loss of
nonconsolidated subsidiaries	45,166	69,383	236,452	363,888
Income tax expense	10,882	28,156	90,121	108,687
Equity in loss of nonconsolidated subsidiaries	(200)	(19)	(1,419)	(950)
Net earnings	34,084	41,208	144,912	254,251
Loss (earnings) attributable to redeemable noncontrolling interests	1,877	(876)	5,937	(3,388)
Net earnings attributable to Valmont Industries, Inc.	35,961	40,332	150,849	250,863
Change in redemption value of redeemable noncontrolling interests	(7,374)	—	(7,374)	—
Net earnings attributable to Valmont Industries, Inc. including
change in redemption value of redeemable noncontrolling interests	$28,587	$40,332	$143,475	$250,863

Average shares outstanding (000s) - Basic	20,577	21,319	20,956	21,311
Earnings per share - Basic	$1.39	$1.89	$6.85	$11.77

Average shares outstanding (000s) - Diluted	20,764	21,656	21,159	21,580
Earnings per share - Diluted	$1.38	$1.86	$6.78	$11.62

Cash dividends per share	$0.60	$0.55	$2.40	$2.20

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	13 and 14 Weeks Ended		52 and 53 Weeks Ended
	December 30,	December 31,	December 30,	December 31,
	2023	2022	2023	2022
Infrastructure
Net sales	$745,713	$765,077	$2,999,637	$2,909,746
Gross profit	201,968	201,978	842,081	736,611
as a percent of net sales	27.1%	26.4%	28.1%	25.3%
Selling, general, and administrative expenses	103,227	102,387	424,997	382,112
as a percent of net sales	13.8%	13.4%	14.2%	13.1%
Impairment of long-lived assets	—	—	3,571	—
Realignment charges	16,191	—	17,260	—
Operating income	82,550	99,591	396,253	354,499
as a percent of net sales	11.1%	13.0%	13.2%	12.2%

Agriculture
Net sales	$269,813	$333,167	$1,174,961	$1,335,285
Gross profit	80,973	94,378	393,953	381,793
as a percent of net sales	30.0%	28.3%	33.5%	28.6%
Selling, general, and administrative expenses	58,833	53,894	230,729	202,530
as a percent of net sales	21.8%	16.2%	19.6%	15.2%
Impairment of long-lived assets	—	—	137,273	—
Realignment charges	8,194	—	9,101	—
Operating income	13,946	40,484	16,850	179,263
as a percent of net sales	5.2%	12.2%	1.4%	13.4%

Other
Net sales	$—	$33,272	$—	$100,219
Gross profit	—	2,603	—	7,820
as a percent of net sales	NM	7.8%	NM	7.8%
Selling, general, and administrative expenses	—	1,158	—	5,561
as a percent of net sales	NM	3.5%	NM	5.5%
Operating income	—	1,445	—	2,259
as a percent of net sales	NM	4.3%	NM	2.3%

Corporate
Selling, general, and administrative expenses	$26,303	$31,804	$112,697	$102,772
Realignment charges	6,645	—	8,849	—
Operating loss	(32,948)	(31,804)	(121,546)	(102,772)

NM = not meaningful

Valmont has aggregated its business segments into two global reportable segments as follows.

Infrastructure: This segment consists of the manufacture and distribution of products and solutions to serve infrastructure markets of utility, solar, lighting, transportation, and telecommunications, along with coatings services to protect metal products.

Agriculture: This segment consists of the manufacture of center pivot components and linear irrigation equipment for agricultural markets, including parts and tubular products, and advanced technology solutions for precision agriculture.

In addition to these two reportable segments, the Company had a business and related activities that were not more than 10% of consolidated sales, operating income, or assets. This business, the offshore wind energy structures business, was reported in the “Other” segment until its divestiture in fiscal 2022.

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in millions)

(Unaudited)

The backlog of orders for the principal products manufactured and marketed was $1,465.5 million as of December 30, 2023 and $1,656.4 million as of December 31, 2022. An order is reported in our backlog upon receipt of a purchase order from the customer or execution of a sales order contract. We anticipate that most of the fiscal 2023 backlog of orders will be filled during fiscal 2024. As of December 30, 2023 and December 31, 2022, total backlog by segment was as follows:

	December 30,	December 31,
	2023	2022
Infrastructure	$1,299.6	$1,339.1
Agriculture	165.9	317.3
Total backlog	$1,465.5	$1,656.4

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended December 30, 2023
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$575,166	$136,378	$(4,240)	$707,304
International	173,124	135,266	(168)	308,222
Total sales	$748,290	$271,644	$(4,408)	$1,015,526

Product Line:
Transmission, Distribution, and Substation	$316,674	$—	$—	$316,674
Lighting and Transportation	236,210	—	—	236,210
Coatings	84,129	—	(2,409)	81,720
Telecommunications	56,660	—	—	56,660
Solar	54,617	—	(168)	54,449
Irrigation Equipment and Parts	—	244,148	(1,831)	242,317
Technology Products and Services	—	27,496	—	27,496
Total sales	$748,290	$271,644	$(4,408)	$1,015,526

	Fourteen weeks ended December 31, 2022
	Infrastructure	Agriculture	Other	Intersegment	Consolidated
Geographical Market:
North America	$588,867	$202,560	$—	$(5,932)	$785,495
International	182,470	132,506	33,272	(2,227)	346,021
Total sales	$771,337	$335,066	$33,272	$(8,159)	$1,131,516

Product Line:
Transmission, Distribution, and Substation	$302,444	$—	$—	$—	$302,444
Lighting and Transportation	239,453	—	—	—	239,453
Coatings	92,441	—	—	(4,032)	88,409
Telecommunications	87,577	—	—	—	87,577
Solar	49,422	—	—	(2,228)	47,194
Irrigation Equipment and Parts	—	302,965	—	(1,899)	301,066
Technology Products and Services	—	32,101	—	—	32,101
Other	—	—	33,272	—	33,272
Total sales	$771,337	$335,066	$33,272	$(8,159)	$1,131,516

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Fifty-two weeks ended December 30, 2023
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$2,318,801	$587,056	$(16,282)	$2,889,575
International	691,266	595,167	(1,410)	1,285,023
Total sales	$3,010,067	$1,182,223	$(17,692)	$4,174,598

Product Line:
Transmission, Distribution, and Substation	$1,243,768	$—	$—	$1,243,768
Lighting and Transportation	964,072	—	—	964,072
Coatings	354,330	—	(9,020)	345,310
Telecommunications	252,165	—	—	252,165
Solar	195,732	—	(1,410)	194,322
Irrigation Equipment and Parts	—	1,069,425	(7,262)	1,062,163
Technology Products and Services	—	112,798	—	112,798
Total sales	$3,010,067	$1,182,223	$(17,692)	$4,174,598

	Fifty-three weeks ended December 31, 2022
	Infrastructure	Agriculture	Other	Intersegment	Consolidated
Geographical Market:
North America	$2,234,339	$766,929	$—	$(26,248)	$2,975,020
International	694,080	579,743	100,219	(3,812)	1,370,230
Total sales	$2,928,419	$1,346,672	$100,219	$(30,060)	$4,345,250

Product Line:
Transmission, Distribution, and Substation	$1,184,660	$—	$—	$—	$1,184,660
Lighting and Transportation	940,462	—	—	—	940,462
Coatings	356,707	—	—	(15,327)	341,380
Telecommunications	320,342	—	—	—	320,342
Solar	126,248	—	—	(3,346)	122,902
Irrigation Equipment and Parts	—	1,231,587	—	(11,387)	1,220,200
Technology Products and Services	—	115,085	—	—	115,085
Other	—	—	100,219	—	100,219
Total sales	$2,928,419	$1,346,672	$100,219	$(30,060)	$4,345,250

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	December 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$203,041	$185,406
Receivables, net	657,960	604,181
Inventories	658,428	728,762
Contract assets	175,721	174,539
Prepaid expenses and other current assets	91,754	87,697
Refundable income taxes	725	—
Total current assets	1,787,629	1,780,585
Property, plant, and equipment, net	617,394	595,578
Goodwill and other non-current assets	1,072,425	1,180,833
Total assets	$3,477,448	$3,556,996

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS,
AND SHAREHOLDERS' EQUITY
Current liabilities:
Current installments of long-term debt	$719	$1,194
Notes payable to banks	3,205	5,846
Accounts payable	358,311	360,312
Accrued expenses	277,764	248,320
Contract liabilities	70,978	172,915
Income taxes payable	—	3,664
Dividends payable	12,125	11,742
Total current liabilities	723,102	803,993
Long-term debt, excluding current installments	1,107,885	870,935
Operating lease liabilities	162,743	155,469
Other non-current liabilities	66,646	84,887
Total liabilities	2,060,376	1,915,284
Redeemable noncontrolling interests	62,792	60,865
Shareholders' equity	1,354,280	1,580,847
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$3,477,448	$3,556,996

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	52 and 53 Weeks Ended
	December 30,	December 31,
	2023	2022
Cash flows from operating activities:
Net earnings	$144,912	$254,251
Depreciation and amortization	98,708	97,167
Contribution to defined benefit pension plan	(17,345)	(17,155)
Impairment of long-lived assets	140,844	—
Loss (gain) on divestitures	(2,994)	33,273
Change in working capital	(66,342)	(56,092)
Other	8,992	14,821
Net cash flows provided by operating activities	306,775	326,265

Cash flows from investing activities:
Purchase of property, plant, and equipment	(96,771)	(93,288)
Proceeds from divestiture, net of cash divested	6,369	—
Proceeds from property damage insurance claims	7,468	—
Acquisitions, net of cash acquired	(32,676)	(39,287)
Other	329	495
Net cash flows used in investing activities	(115,281)	(132,080)

Cash flows from financing activities:
Proceeds from long-term borrowings	370,012	253,999
Principal payments on long-term borrowings	(134,748)	(336,403)
Net payments on short-term borrowings	(3,298)	(7,577)
Purchase of treasury shares	(345,279)	(40,474)
Dividends to redeemable noncontrolling interests	(662)	(714)
Purchase of redeemable noncontrolling interests	—	(7,338)
Dividends paid	(49,515)	(45,813)
Other	(12,915)	2,415
Net cash flows used in financing activities	(176,405)	(181,905)
Effect of exchange rates on cash and cash equivalents	2,546	(4,106)
Net change in cash and cash equivalents	17,635	8,174
Cash and cash equivalents - beginning of period	185,406	177,232
Cash and cash equivalents - end of period	$203,041	$185,406

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OF EFFECT OF SIGNIFICANT NON-RECURRING ITEMS ON REPORTED RESULTS

REGULATION G RECONCILIATION

(Dollars in thousands, except per share amounts)

(Unaudited)

The non-GAAP table below discloses the impacts of the impairment of long-lived assets, realignment charges, and non-recurring charges associated with major scope changes for two strategic projects initiated by departed senior leadership on net earnings for fiscal 2023, as well as the impact of the loss from Argentine peso hyperinflation and non-recurring tax benefit items on net earnings. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings to be taken into consideration by management and investors with the related reported GAAP measures.

	Thirteen		Fifty-two
	weeks ended	Diluted	weeks ended	Diluted
	December	earnings per	December	earnings per
	30, 2023	share[1]	30, 2023	share[1]
Net earnings attributable to Valmont Industries, Inc. including change
in redemption value of redeemable noncontrolling interests - as reported	$28,587	$1.38	$143,475	$6.78
Less: Change in redemption value of redeemable noncontrolling interests	7,374	0.36	7,374	0.35
Net earnings attributable to Valmont Industries, Inc.	35,961	1.73	150,849	7.13
Impairment of long-lived assets	—	—	140,844	6.66
Realignment charges	31,030	1.49	35,210	1.66
Other non-recurring charges	5,626	0.27	5,626	0.27
Total adjustments, pre-tax	36,656	1.77	181,680	8.59
Tax effect of adjustments[2]	(9,118)	(0.44)	(14,550)	(0.69)
Loss from Argentine peso hyperinflation, net of tax, attributable
to Valmont Industries, Inc.	2,535	0.12	2,535	0.12
Non-recurring tax benefit items	—	—	(3,588)	(0.17)
Net earnings attributable to Valmont Industries, Inc. - adjusted	$66,034	$3.18	$316,926	$14.98
Average shares outstanding (000s) - diluted		20,764		21,159

We previously presented non-GAAP financial measures adjusted for Prospera intangible asset amortization and stock-based compensation recognized for the Prospera employees to provide investors with a better understanding of Agriculture segment performance related to traditional segment products. The Company conducted its annual impairment testing of intangible asset value as of September 2, 2023 and significantly reduced the Prospera intangible asset value. Additionally, the Board of Directors approved certain realignment activities commencing in the third quarter of fiscal 2023 that affected the future stock compensation recognized for the Prospera employees. As a result, we do not consider our historical adjustments related to Prospera to arrive at non-GAAP financial measures to be relevant to investor understanding of fourth quarter of fiscal 2023, second half of fiscal 2023, and future segment performance. Since these items had been specific adjustments to net earnings for the first half of fiscal 2023, we removed what would otherwise have been their effect on fiscal 2023 results which is presented as “further adjusted” net earnings below.

	Thirteen		Fifty-two
	weeks ended	Diluted	weeks ended	Diluted
	December	earnings per	December	earnings per
	30, 2023	share[1]	30, 2023	share[1]
Net earnings attributable to Valmont Industries, Inc. - adjusted	$66,034	$3.18	$316,926	$14.98
Prospera intangible asset amortization	—	—	3,290	0.16
Prospera stock-based compensation	—	—	4,278	0.20
Tax effect of adjustments[2]	—	—	(1,092)	(0.05)
Net earnings attributable to Valmont Industries, Inc. - further adjusted	$66,034	$3.18	$323,402	$15.28
Average shares outstanding (000s) - diluted		20,764		21,159

1Earnings per share includes rounding

2The tax effect of adjustments is calculated based on the income tax rate in each applicable jurisdiction.

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OF EFFECT OF SIGNIFICANT NON-RECURRING ITEMS ON REPORTED RESULTS

REGULATION G RECONCILIATION

(Dollars in thousands, except per share amounts)

(Unaudited)

The non-GAAP tables below disclose the impacts of the loss from the divestiture of the offshore wind energy structures business, intangible asset amortization (Prospera), and stock-based compensation recognized for the Prospera employees on net earnings for fiscal 2022 results. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings to be taken into consideration by management and investors with the related reported GAAP measures.

	Fourteen		Fifty-three
	weeks ended	Diluted	weeks ended	Diluted
	December	earnings per	December	earnings per
	31, 2022	share[1]	31, 2022	share[1]
Net earnings attributable to Valmont Industries, Inc. - as reported	$40,332	$1.86	$250,863	$11.62
Loss from divestiture of offshore wind energy structures business	33,273	1.54	33,273	1.54
Prospera intangible asset amortization	1,645	0.08	6,580	0.30
Prospera stock-based compensation	2,373	0.11	9,896	0.46
Total adjustments, pre-tax	37,291	1.72	49,749	2.31
Tax effect of adjustments[2]	(367)	(0.02)	(2,473)	(0.11)
Net earnings attributable to Valmont Industries, Inc. - adjusted	$77,256	$3.57	$298,139	$13.82
Average shares outstanding (000s) - diluted		21,656		21,580

1Earnings per share includes rounding

2The tax effect of adjustments is calculated based on the income tax rate in each applicable jurisdiction.

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OF EFFECT OF SIGNIFICANT NON-RECURRING ITEMS ON REPORTED RESULTS

REGULATION G RECONCILIATION

(Dollars in thousands, except per share amounts)

(Unaudited)

The non-GAAP tables below disclose the impacts of the impairment of long-lived assets, realignment charges, and non-recurring charges associated with major scope changes for two strategic projects initiated by departed senior leadership on fiscal 2023 results. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non-GAAP adjusted operating income (loss) to be taken into consideration by management and investors with the related reported GAAP measures.

	Thirteen weeks ended December 30, 2023
Operating Income (Loss) Reconciliation	Infrastructure	Agriculture	Corporate	Consolidated
Operating income (loss) - as reported	$82,550	$13,946	$(32,948)	$63,548
Realignment charges	16,191	8,194	6,645	31,030
Other non-recurring charges	—	5,626	—	5,626
Adjusted operating income (loss)	$98,741	$27,766	$(26,303)	$100,204
Net sales - as reported	745,713	269,813	—	1,015,526

Operating income (loss) as a % of net sales	11.1%	5.2%	NM	6.3%
Adj. operating inc. (loss) as a % of net sales	13.2%	10.3%	NM	9.9%

	Fifty-two weeks ended December 30, 2023
Operating Income (Loss) Reconciliation	Infrastructure	Agriculture	Corporate	Consolidated
Operating income (loss) - as reported	$396,253	$16,850	$(121,546)	$291,557
Impairment of long-lived assets	3,571	137,273	—	140,844
Realignment charges	17,260	9,101	8,849	35,210
Other non-recurring charges	—	5,626	—	5,626
Adjusted operating income (loss)	$417,084	$168,850	$(112,697)	$473,237
Net sales - as reported	2,999,637	1,174,961	—	4,174,598

Operating income (loss) as a % of net sales	13.2%	1.4%	NM	7.0%
Adj. operating inc. (loss) as a % of net sales	13.9%	14.4%	NM	11.3%

We previously presented non-GAAP financial measures adjusted for Prospera intangible asset amortization and stock-based compensation recognized for the Prospera employees to provide investors with a better understanding of Agriculture segment performance related to traditional segment products. The Company conducted its annual impairment testing of intangible asset value as of September 2, 2023 and significantly reduced the Prospera intangible asset value. Additionally, the Board of Directors approved certain realignment activities commencing in the third quarter of fiscal 2023 that affected the future stock compensation recognized for the Prospera employees. As a result, we do not consider our historical adjustments related to Prospera to arrive at non-GAAP financial measures to be relevant to investor understanding of fourth quarter of fiscal 2023, second half of fiscal 2023, and future segment performance. Since these items had been specific adjustments to operating income (loss) for the first half of fiscal 2023, we removed what would otherwise have been their effect on fiscal 2023 results which is presented as “further adjusted” operating income (loss) below.

	Fifty-two weeks ended December 30, 2023
Operating Income (Loss) Reconciliation	Infrastructure	Agriculture	Corporate	Consolidated
Adjusted operating income (loss)	$417,084	$168,850	$(112,697)	$473,237
Prospera intangible asset amortization	—	3,290	—	3,290
Prospera stock-based compensation	—	4,278	—	4,278
Further adjusted operating income (loss)	$417,084	$176,418	$(112,697)	$480,805
Net sales - as reported	2,999,637	1,174,961	—	4,174,598

Adj. operating inc. (loss) as a % of net sales	13.9%	14.4%	NM	11.3%
Further adj. oper. inc. (loss) as a % of net sales	13.9%	15.0%	NM	11.5%

NM = not meaningful

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OF EFFECT OF SIGNIFICANT NON-RECURRING ITEMS ON REPORTED RESULTS

REGULATION G RECONCILIATION

(Dollars in thousands, except per share amounts)

(Unaudited)

The non-GAAP tables below disclose the impacts of the intangible asset amortization (Prospera) and stock-based compensation recognized for the Prospera employees on 2022 results. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non-GAAP adjusted operating income (loss) to be taken into consideration by management and investors with the related reported GAAP measures.

	Fourteen weeks ended December 31, 2022
Operating Income (Loss) Reconciliation	Infrastructure	Agriculture	Other	Corporate	Consolidated
Operating income (loss) - as reported	$99,591	$40,484	$1,445	$(31,804)	$109,716
Prospera intangible asset amortization	—	1,645	—	—	1,645
Prospera stock-based compensation	—	2,373	—	—	2,373
Adjusted operating income (loss)	$99,591	$44,502	$1,445	$(31,804)	$113,734
Net sales - as reported	765,077	333,167	33,272	—	1,131,516
Adjusted net sales	765,077	333,167	—	—	1,098,244

Operating income (loss) as a % of net sales	13.0%	12.2%	4.3%	NM	9.7%
Adj. operating inc. (loss) as a % of net sales	13.0%	13.4%	4.3%	NM	10.1%
Adj. operating inc. (loss) as a % of adj. net sales	13.0%	13.4%	NM	NM	10.4%

	Fifty-three weeks ended December 31, 2022
Operating Income (Loss) Reconciliation	Infrastructure	Agriculture	Other	Corporate	Consolidated
Operating income (loss) - as reported	$354,499	$179,263	$2,259	$(102,772)	$433,249
Prospera intangible asset amortization	—	6,580	—	—	6,580
Prospera stock-based compensation	—	9,896	—	—	9,896
Adjusted operating income (loss)	$354,499	$195,739	$2,259	$(102,772)	$449,725
Net sales - as reported	2,909,746	1,335,285	100,219	—	4,345,250
Adjusted net sales	2,909,746	1,335,285	—	—	4,245,031

Operating income (loss) as a % of net sales	12.2%	13.4%	2.3%	NM	10.0%
Adj. operating inc. (loss) as a % of net sales	12.2%	14.7%	2.3%	NM	10.3%
Adj. operating inc. (loss) as a % of adj. net sales	12.2%	14.7%	NM	NM	10.6%

NM = not meaningful

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF EXCLUDING OTHER SEGMENT NET SALES

(Dollars in thousands)

(Unaudited)

Excluding Other segment net sales from the fourth quarter and fiscal year ended December 31, 2022, which we refer to in this reconciliation as “Adjusted Net Sales”, is a non-GAAP measure. The Other segment net sales were generated by the offshore wind energy structures business which was divested in December 2022. Adjusted Net Sales should not be considered in isolation or as a substitute for net earnings, cash flows from operations or other income or cash flow data prepared in accordance with GAAP, or as a measure of our operating performance or liquidity. The table below shows how Adjusted Net Sales is calculated from the Company’s Statements of Earnings. Adjusted Net Sales is calculated as total net sales less Other segment net sales. Adjusted Net Sales allows investors to analyze our operating performance in light of net sales of a divested business.

	13 and 14 Weeks Ended			52 and 53 Weeks Ended
	December 30,	December 31,	Percent	December 30,	December 31,	Percent
	2023	2022	Change	2023	2022	Change
Net sales	$1,015,526	$1,131,516	(10.3)%	$4,174,598	$4,345,250	(3.9)%
Less: Other segment net sales	—	(33,272)	NM	—	(100,219)	NM
Adjusted net sales	$1,015,526	$1,098,244	(7.5)%	$4,174,598	$4,245,031	(1.7)%

NM = not meaningful

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF ADJUSTED RETURN ON INVESTED CAPITAL

(Dollars in thousands)

(Unaudited)

Return on Invested Capital (“ROIC”) and Adjusted ROIC are non-GAAP measures. Accordingly, Invested Capital, ROIC, and Adjusted ROIC should not be considered in isolation or as a substitute for net earnings, cash flows from operations or other income or cash flow data prepared in accordance with GAAP, or as a measure of our operating performance or liquidity. The table below shows how Invested Capital, ROIC, and Adjusted ROIC are calculated from our Statements of Earnings and Balance Sheets. ROIC is calculated as after-tax operating income divided by the average of beginning and ending Invested Capital. Adjusted ROIC is calculated as after-tax operating income, adjusted for impairment of long-lived assets, realignment charges, and non-recurring charges associated with major scope changes for two strategic projects initiated by departed senior leadership then divided by the average of beginning and ending Invested Capital. Invested Capital represents total assets minus total liabilities (excluding interest-bearing debt and redeemable noncontrolling interests). ROIC and Adjusted ROIC are some of our key operating ratios, as they allow investors to analyze our operating performance in light of the amount of investment required to generate our operating profit. ROIC and Adjusted ROIC are also measures used to determine management incentives.

Fifty-two
weeks ended
December 30,
2023
Operating income	$291,557
Effective tax rate	38.1%
Tax effect on operating income	(111,124)
After-tax operating income	180,433
Average invested capital	2,504,474
Return on invested capital	7.2%

Operating income	291,557
Impairment of long-lived assets	140,844
Realignment charges	35,210
Other non-recurring charges	5,626
Adjusted operating income	473,237
Adjusted effective tax rate[1]	25.9%
Tax effect on adjusted operating income	(122,665)
After-tax adjusted operating income	350,572
Average invested capital	2,504,474
Adjusted return on invested capital	14.0%

December 30,
2023
Total assets	3,477,448
Less: Accounts payable	(358,311)
Less: Accrued expenses	(277,764)
Less: Defined benefit pension asset	(15,404)
Less: Deferred compensation	(32,623)
Less: Other noncurrent liabilities	(12,818)
Less: Dividends payable	(12,125)
Less: Lease liability	(162,743)
Less: Contract liability	(70,978)
Less: Deferred tax liability	(21,205)
Total invested capital	$2,513,477
Beginning of year invested capital	$2,495,471
Average invested capital	$2,504,474

1See Regulation G Reconciliation of Adjusted Effective Tax Rate

ROIC and Adjusted ROIC, as presented, may not be comparable to similarly titled measures of other companies.

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF ADJUSTED EFFECTIVE TAX RATE

(Dollars in thousands)

(Unaudited)

Excluding significant non-recurring items from the fourth quarter and fiscal year ended December 30, 2023 from the calculation of effective tax rate, which we refer to as “Adjusted Effective Tax Rate”, is a non-GAAP measure. Adjusted Effective Tax Rate should not be considered in isolation or as a substitute for the effective tax rate prepared in accordance with GAAP. The table below shows how Adjusted Effective Tax Rate is calculated from the Company’s Statements of Earnings. Adjusted Effective Tax Rate is calculated as total earnings before income taxes and equity in loss of nonconsolidated subsidiaries plus the significant non-recurring items of impairment of long-lived assets, realignment charges, non-recurring charges associated with major scope changes for two strategic projects initiated by departed senior leadership, the loss from Argentine peso hyperinflation, and non-recurring tax benefit items. Adjusted Effective Tax Rate allows investors to analyze our effective tax rate in light of these non-recurring items.

	Thirteen weeks ended			Fifty-two weeks ended
	December 30, 2023			December 30, 2023
	Earnings before income taxes and equity in loss of nonconsolidated subsidiaries	Income tax expense	Effective tax rate	Earnings before income taxes and equity in loss of nonconsolidated subsidiaries	Income tax expense	Effective tax rate
As reported	$45,166	$10,882	24.1%	$236,452	$90,121	38.1%
Impairment of long-lived assets	—	—		140,844	4,387
Realignment charges	31,030	7,675		35,210	8,720
Other non-recurring charges	5,626	1,443		5,626	1,443
Loss from Argentine peso hyperinflation	5,132	1,453		5,132	1,453
Non-recurring tax benefit items	—	—		—	3,588
Adjusted	$86,954	$21,453	24.7%	$423,264	$109,712	25.9%

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF FREE CASH FLOW

(Dollars in thousands)

(Unaudited)

We use the non-GAAP measure of free cash flow, which we define as net cash flows provided by operating activities reduced by the purchase of property, plant, and equipment. We believe that free cash flow is a useful performance measure for management and useful to investors as the basis for comparing our performance with other companies. Our measure of free cash flow may not be directly comparable to similar measures used by other companies.

Fifty-two
weeks ended
December 30,
2023
Net cash flows provided by operating activities	$306,775
Net cash flows used in investing activities	(115,281)
Net cash flows used in financing activities	(176,405)

Net cash flows provided by operating activities	$306,775
Purchase of property, plant, and equipment	(96,771)
Free cash flow	$210,004